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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) -- May 31, 1996


                             Bio-Dyne Corporation
            (Exact name of registrant as specified in its charter)

Georgia                            0-19562                           58-1865733
(State or other                  (Commission                      (IRS Employee
jurisdiction of                   File Number)               Identification No.)
incorporation)

5400 Bucknell Drive, SW
Atlanta, GA                                                               30336
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number,
including area code                                              (404) 346-3100


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Item 5. OTHER EVENTS

On August 23, 1996, two of the Registrant's subsidiaries discontinued operations.

Home Fitness Studios, Inc. ("HFS"), based in Hollywood, Florida, previously operated 8 retail fitness stores and had 20 full time and 15 part time employees. For the fiscal year ended March 31, 1996, HFS had sales of approximately $6,000,000 and a net loss of $200,000.

Carolina Fitness Equipment, Inc. ("Carolina"), based in Charlotte, North Carolina, previously operated 9 retail fitness stores and had 20 full time and 20 part time employees. For the fiscal year ended March 31, 1996, Carolina had sales of approximately $8,700,000 and a net loss of $845,000.

By discontinuing the operations of HFS and Carolina Fitness, management expects to reduce on-going losses and enhance its cashflow.



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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Bio-Dyne Corporation
                                            (Registrant)


Dated: August 28, 1996                  By: /s/ Erik Bailey
                                            __________________
                                            Erik Bailey
                                            Chief Financial Officer



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